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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-41136) of our report dated February 17, 2000, relating to the consolidated financial statements of Mutual Insurance Corporation Of America and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to the description of our tax opinion and reference to us under the caption "Federal Income Tax Consequences" and "Risk Factors".


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
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Grand Rapids, Michigan
October 9, 2000